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                                                                   EXHIBIT 10(i)

                         MAGELLAN HEALTH SERVICES, INC.
                             1998 STOCK OPTION PLAN
               (as Amended on February 6, 1998 and April 9, 1998)


         1. PURPOSE. The purpose of the Magellan Health Services, Inc. 1998 Stock Option Plan is to motivate and retain officers and other key employees and designated consultants of Magellan Health Services, Inc. and its Subsidiaries who have major responsibility for the attainment of the primary long-term performance goals of Magellan Health Services, Inc.

         2. DEFINITIONS. The following terms shall have the following meanings:

         "Board" means the Board of Directors of the Corporation.

         "Change in Control" means the effective date of the occurrence of one or more of the following events: (i) the sale, lease, transfer or other disposition, in one or more related transactions, of all or substantially all of the Corporation's assets to any person or related group of persons, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, (ii) the merger or consolidation of the Corporation with or into another corporation, the merger of another corporation into the Corporation or any other transaction, to the extent that the stockholders of the Corporation immediately prior to any such transaction hold less than 50 percent of the total voting power or of the voting stock of the surviving corporation resulting from any such transaction,
(iii) any person or related group of persons, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, whether such person or group of persons is a stockholder of the Corporation, holds 30 percent or more of the voting power or of the voting stock of the Corporation, or (iv) the liquidation or dissolution of the Corporation. Notwithstanding any provisions hereof to the contrary, the term Change in Control shall not be construed to apply to any transaction involving the Corporation's ownership interest in Charter Behavioral Health Services, LLC or to any transaction occurring on or after December 1, 1997 that involves either the sale of all or substantially all of the assets used by the Corporation or by one or more of its affiliates in the hospital franchise business or the sale of the stock of one or more of the Corporation's affiliates in such business.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder.

         "Committee" means a committee of two or more members of the Board constituted and empowered by the Board to administer the Plan in accordance with its terms.


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         "Corporation" means Magellan Health Services, Inc., a Delaware corporation.

         "Director" means a member of the Board.

         "Disability" means a physical or mental condition under which the Participant qualifies for (or will qualify for after expiration of a waiting period) disability benefits under the long-term disability plan of the Corporation or a Subsidiary that employs such Participant (or would have so qualified if the Participant had been an employee of the Corporation or a Subsidiary) .

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means: (1) if the Stock is listed on a national securities exchange (as such term is defined by the Exchange Act) or is traded on the Nasdaq National Market System on the date of award or other determination, the price equal to the mean between the high and low sales prices of a share of Stock on said national securities exchange or on said Nasdaq National Market System on that date (or if no shares of the Stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the Stock on the nearest date before and the nearest date after that date on which shares of the Stock are traded); (2) if the Stock is traded both on a national securities exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange; and (3) if the Stock is not listed for trading on a national securities exchange and is not traded on the Nasdaq National Market System or otherwise in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Stock from time to time in its sole discretion.

         "Option" means an Option granted pursuant to Section 6.

         "Participant" means an employee of or a consultant to the Corporation or any of its Subsidiaries who is selected to participate in the Plan in accordance with Section 4.

         "Performance Vesting Period" means that period of time over which vesting can occur if certain financial, operating or other designated targets are met.

         "Plan" means the Magellan Health Services, Inc. 1998 Stock Option Plan, as amended.

         "Stock" means the common stock, par value $0.25 per share, of the Corporation.

         "Stock Option Agreement" means the written agreement or instrument that sets forth the terms of an Option granted to a Participant under this Plan.

         "Subsidiary" means any corporation, as defined in Section 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Corporation, at the time, directly or indirectly, owns 50% or more of the outstanding securities having ordinary voting power to elect directors (other than securities having voting power only by reason of a contingency).

         3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its sole discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, shall have the power to interpret the Plan, to determine the terms of each Stock Option Agreement (subject to the provisions of the Plan) and (subject to Section 19 and Rule 16b-3 under the Exchange Act, if applicable) to take such other action in the administration and operation of this Plan as the

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Committee deems equitable under the circumstances. All actions of the Committee shall be binding on the Corporation, on each affected Participant and on each other person directly or indirectly affected by such action. No member of the Board shall serve as a member of the Committee unless such member is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" as such term is defined in Treasury Regulation
Section 1.162-27(e)(3). The Committee shall have the right to delegate to the chief executive officer of the Corporation the authority to select Participants, to grant Options and to set the terms of Stock Option Agreements (except with respect to any person who, with respect to the last completed fiscal year of the Corporation, has been designated by the Corporation as a named executive officer of the Corporation, as that term is defined in Item 402(a)(3) of Regulation S-K, issued by the Securities and Exchange Commission), subject to any review, approval or notification required by the Committee or as otherwise may be required by law.

         4. PARTICIPATION. Participants in the Plan shall be limited to those officers (other than E. Mac Crawford) and employees of or consultants to the Corporation or any of its Subsidiaries who have been selected to participate in the Plan.

         5. MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS. Subject to the provisions of Section 9, there shall be 1,000,000 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Committee and the Board deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by the Corporation. Any shares of Stock subject to any Option which remain unpurchased upon the cancellation, expiration, exchange or forfeiture of such Option shall again become available for use under this Plan. All authorized and unissued shares issued upon exercise of Options under the Plan shall be fully paid and nonassessable shares.

         6. GRANT OF OPTIONS. The Committee, acting in its sole discretion, shall have the right to grant Options to Participants under this Plan from time to time; provided, that the maximum number of shares of Stock issuable upon exercise of Options shall not exceed 1,000,000, subject to adjustment as provided in Section 9. No Option shall be granted after December 31, 2001. The maximum number of shares of Stock that may be covered by Options granted to any Participant under the Plan shall not exceed 500,000, subject to adjustment as provided in Section 9.

         7. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve, including any such terms and conditions not inconsistent with the provisions set forth in the Plan as the Committee may determine; provided, that such Stock Option Agreements and the Options granted shall comply with and be subject to the following terms and conditions:

                  (a) EMPLOYMENT. Each Participant shall agree to remain in the employ of or to serve as a consultant to and, in either such capacity, to render services to the Corporation or a Subsidiary thereof for such period as the may be required in the Stock Option Agreement; provided, that such agreement shall not impose upon the Corporation or any Subsidiary thereof any obligation to retain the Participant in its employ or as a consultant for any period.

                  (b) NUMBER OF SHARES. Each Stock Option Agreement shall state the total number of shares of Stock to which it pertains.

                  (c) EXERCISE PRICE. The exercise price per share for Options shall be Fair Market Value of the Stock on the date of grant, subject to adjustment as contemplated by Section 9; provided, that the Committee or the chief executive officer (pursuant to a delegation under Section 3 hereof), acting in its or his sole discretion, may elect to grant Options with an exercise price per share below the Fair Market Value of the Stock on the date of grant.

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                  (d) MEDIUM AND TIME OF PAYMENT. The exercise price shall be payable upon the exercise of the Option, or as provided in Section 7(e) if the Corporation adopts a broker-directed cashless exercise/resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exercise price. Payment shall be in cash.

         In addition to the payment of the purchase price of the shares of Stock then being purchased, a Participant shall also, pursuant to Section 16, pay to the Corporation or otherwise provide for payment of an amount equal to the amount, if any, which the Corporation at the time of exercise is required to withhold under the income tax withholding provisions of the Code and other applicable income tax laws.

                  (e) METHOD OF EXERCISE. All Options shall be exercised (i) by written notice directed to the Secretary of the Corporation at its principal place of business, accompanied by payment of the option exercise price, in accordance with the foregoing subsection (d), for the number of shares specified in the notice of exercise and by any documents required by Section 14, or (ii) by complying with the exercise and other provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation and approved by the Committee, and by delivery of any documents required by Section 14. The Corporation shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, that if any law or regulation requires the Corporation to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before their issuance, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  (f) TERM OF OPTIONS. Except as otherwise specifically provided in the Plan, the terms of all Options shall commence on the date of grant and shall expire not later than December 31, 2008.

                  (g) EXERCISE OF OPTIONS. Options are exercisable only to the extent they are vested as provided in the Stock Option Agreement. After Options have vested in accordance with the terms of the Stock Option Agreement, such Options are exercisable at any time, in whole or in part during their terms if the Participant is at the time of exercise employed by or a consultant to the Company or a Subsidiary. If a Participant's employment or consulting relationship with the Corporation or any Subsidiary is terminated for any reason other than death or disability, the vested portion of each Option held by such Participant on the date of such termination may be exercised (1) for six (6) months following the date of such termination, or (2) for such longer period of time as may be set forth in the Stock Option Agreement (but not in either case after expiration of the term of the Option). In the event of the death or Disability of a Participant, the vested portion of each Option held by such Participant on the date of such event may be exercised (1) for 12 months of the date of such event, or (2) if longer, for such period of time as may be set forth in the Stock Option Agreement (but not in either case after the expiration of the term of the Option).

         In the event of the death of a Participant, the vested portion of each Option previously held by such Participant may be exercised within the time set forth above by the executor, other legal representative or, if none, by the heir or legatee of such Participant.

                  (h) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Upon a change in capitalization pursuant to Section 9, the number of shares covered by an Option and the per share option exercise price shall be adjusted in accordance with the provisions of Section 9.

                  (i) TRANSFERABILITY. Except to the extent specifically permitted herein, no Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer; and, during the lifetime of a Participant, all Options held by such Participant shall be exercisable only by him or by his lawful representative in the event of his incapacity.

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The Company, in its discretion, may permit the Participant to transfer his
Options, or some portion thereof, without consideration to members of such Participant's immediate family or to a trust established for the benefit of such family members; provided, that in the event of such a transfer, the transferred Options may be exercised by the transferee only to the extent that such Options could have been exercised by the participant if the transfer had not occurred and any such exercise shall be made under the same procedures applicable generally to exercises hereunder. The Company, in its discretion, shall from time to time determine the procedures to effect and record such a transfer.

                  (j) RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in Section 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

                  (k) MISCELLANEOUS PROVISIONS. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of thi s Plan as the Committee shall deem advisable.

         8. VESTING. Options granted under this Plan shall be exercisable only to the extent such Options have become vested pursuant to this Section 8. An Option shall vest (1) over such period as specified in the Stock Option Agreement, including provisions for accelerated vesting during a Performance Vesting Period, if the Participant is an employee of or a consultant to the Company or a Subsidiary on the vesting dates occurring such period, and/or (2) on such other terms and conditions as may be set forth in the Stock Option Agreement. The Committee or the chief executive officer (pursuant to a delegation under Section 3 hereof) shall determine the Performance Vesting Period and all other vesting conditions, and also shall determine the designated targets relevant to the Performance Vesting Period.

         9. CHANGE IN CAPITALIZATION. If the Stock should, as a result of a stock split or stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or exchange of Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Corporation, or any other corporation, then the number of shares covered by Options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, Participants.

         10. FRACTIONAL SHARES. In the event that any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share of Stock, such fractional share shall be disregarded.

         11. SUCCESSOR CORPORATION. If the Corporation is merged or consolidated with another corporation or other legal entity and the Corporation is not the surviving corporation or legal entity, or in the event all or substantially all of the assets or common stock of the Corporation is acquired by another corporation or legal entity, or in the case of a dissolution, reorganization or liquidation of the Corporation, the Board, or the board of directors or governing body of any corporation or other legal entity assuming the obligations of the Corporation hereunder, shall either: (i) make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan it may enter into or adopt to effect any of the foregoing transactions; or (ii) upon written notice to each Participant, provide that all Options, whether or not vested, may be exercised within thirty days of the date of such notice and if not so exercised, shall be terminated.

         12. CHANGE IN CONTROL. Notwithstanding any provisions in the Plan to the contrary, in the event of a Change in Control, any unvested and outstanding Options awarded to Participants under the Plan prior to such Change in Control automatically shall become fully vested and exercisable in accordance with the terms thereof.

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         13. NON-ALIENATION OF BENEFITS. Except insofar as applicable law otherwise may require, (i) no Options, rights or interest of Participants or Stock deliverable to any Participant at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements or torts of any Participant or beneficiary. Nothing in this Section 13 shall prevent a Participant's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution; provided, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Committee or its designee shall have been furnished before or after the death of such Participant with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Nothing in this Section 13 shall prevent a Participant's rights and interests under the Plan from being transferred without consideration to members of such Participant's immediate family or to a trust established for the benefit of such family members in accordance with the provisions of Section 7(i).

         14. LISTING AND QUALIFICATION OF SHARES. The Corporation, in its sole discretion, may postpone the issuance or delivery of shares of Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Corporation may consider appropriate, and may require any Participant to make such representations, including, but not limited to, a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and to furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law, rules and regulations. The Corporation may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

         15. NO CLAIM OR RIGHT UNDER THE PLAN. No employee of the Corporation or any Subsidiary shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option, to be granted any additional Option. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board or the Committee thereunder, nor any provision of the Plan, nor participation in the Plan, shall be construed to give, and does not give, to any person the right to be retained in the employ of the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary to discharge or terminate any person at any time without regard to the effect such discharge or termination may have upon such person's rights, if any, under the Plan.

         16. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative, (ii) requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing the Stock, or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation pursuant to Section 7(e).

         17. NO LIABILITY OF DIRECTORS. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and Director, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Corporation's governing

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instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Corporation.

         18. OTHER PLANS. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Corporation or its Subsidiaries. The Plan shall be construed to be in addition to any and all such plans or programs. No award of Options under the Plan shall be construed as compensation under any other executive compensation or employee benefit plan of the Corporation or any of its Subsidiaries, except as specifically provided in any such plan or as otherwise provided by the Committee. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such additional compensation or incentive arrangements as the Board may deem necessary or desirable.

         19. AMENDMENT OR TERMINATION. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, no such amendment shall be made absent the approval of the stockholders of the Corporation: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of any stock exchange as long as the Stock is listed for trading on such exchange. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, the Corporation shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Corporation or a transaction described in Section 11 of this Plan.

         20. CAPTIONS. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

         21. GOVERNING LAW. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

         22. EXPENSES. All expenses of administering the Plan shall be borne by the Corporation.

         23. EFFECTIVE DATE. The Plan shall be effective as of the date of its adoption by the Board, subject to approval of this Plan by the stockholders of the Corporation after the date of its adoption.